UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2011

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-812 (Commission File Number)	06-0570975 (I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 21, 2011, United Technologies Corporation (“UTC “) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among UTC, Charlotte Lucas Corporation, a wholly owned subsidiary of UTC (“Merger Sub”), and Goodrich Corporation (“Goodrich”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into Goodrich (the “Merger”). As a result of the Merger, Merger Sub will cease to exist, and Goodrich will survive as a wholly owned subsidiary of UTC.

At the effective time of the Merger (the “Effective Time”), each share of Goodrich common stock issued and outstanding immediately prior to the Effective Time (other than shares held by Goodrich, UTC, Merger Sub or any of their respective wholly owned subsidiaries) will be converted into the right to receive $127.50 in cash, without interest (the “Per Share Merger Consideration”).

Pursuant to the Merger Agreement, each option to purchase Goodrich common stock outstanding as of the Effective Time, whether vested or unvested, will be converted into the right to receive a cash payment equal to the product of (1) the total number of shares of Goodrich common stock subject to such option and (2) the amount by which the Per Share Merger Consideration exceeds the exercise price per share, less any applicable taxes. As of the Effective Time, all other Goodrich equity and equity-based awards, subject to time-based or performance-based vesting conditions, will vest and be converted into the right to receive the Per Share Merger Consideration provided for under their terms in effect immediately prior to the Effective Time.

The purchase price is expected to be financed with a combination of new debt, equity or equity-linked securities and cash on UTC’s balance sheet. UTC executed a commitment letter, dated September 21, 2011, with JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of America, N.A., HSBC Bank USA, National Association, HSBC Bank plc, Merrill Lynch, Pierce, Fenner & Smith Incorporated and HSBC Securities (USA) Inc., that provides a 12-month commitment, subject to a 6-month extension for regulatory reasons, for a $15 billion 364-day unsecured bridge loan facility. UTC is expected to be assuming $1.9 billion of Goodrich’s outstanding debt.

The completion of the Merger is subject to customary conditions, including, without limitation, (1) the approval of the Merger by Goodrich’s stockholders; (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the receipt of other required antitrust approvals, (4) the absence of any order, law or other legal restraint or prohibition preventing or prohibiting completion of the Merger, (5) the absence of certain governmental actions and (6) the absence of a material adverse effect on Goodrich.

The Merger Agreement includes detailed representations, warranties and covenants of Goodrich, UTC and Merger Sub. Between the date of execution of the Merger Agreement and the Effective Time, Goodrich has agreed to operate its business and the business of its subsidiaries in the ordinary course of business consistent with past practices, to use its reasonable best efforts to preserve intact its business organizations and business relationships and to comply with certain other operating covenants.

In addition, Goodrich has agreed not to, and not to permit its subsidiaries or any of their respective representatives to, solicit, initiate or knowingly facilitate or encourage any third-party acquisition proposals, and has agreed to restrictions on its, its subsidiaries’ and their respective representatives’ ability to respond to any such proposals. Subject to certain exceptions, each of Goodrich, UTC and Merger Sub has agreed to use reasonable best efforts to cause the Merger to be consummated. The Merger Agreement includes termination provisions for both UTC and Goodrich and provides that, in connection with a termination of the Merger Agreement under specified circumstances, Goodrich will be required to pay UTC a termination fee of $500 million.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The representations, warranties and covenants set forth in the Merger Agreement have been made only for the purposes of that agreement and solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in each party’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (1) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of a willful and material breach and (2) were made only as of the dates specified in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 8.01.	Other Events.

On September 21, 2011, UTC and Goodrich issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 and is incorporated herein by reference.

In addition, on September 22, 2011, UTC provided supplemental information regarding the transactions contemplated by the Merger Agreement in connection with a presentation and a webcast with analysts and investors. Copies of the presentation and the transcript of the webcast are attached as Exhibit 99.2 and Exhibit 99.3 hereto, respectively, and are incorporated by reference herein.

Forward Looking Statements

This Form 8-K contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. All forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those anticipated or implied in forward looking statements are described in UTC’s Form 10-K and 10-Q Reports under the headings “Business”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Concerning Factors that May Affect Future Results”, as well as the information included in UTC’s Current Reports on Form 8-K. Additional important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the Merger not being timely completed, if completed at all; prior to the completion of the Merger, UTC’s and/or Goodrich’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; and the parties being unable to successfully implement integration strategies. While UTC and/or Goodrich may elect to update forward-looking statements at some point in the future, UTC and Goodrich specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Additional Information and Where to Find It

In connection with the proposed transaction, Goodrich intends to file a definitive proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). Before making any voting decision with respect to the proposed transaction, stockholders of Goodrich are urged to read the proxy statement and other relevant materials because these materials will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents filed by Goodrich with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or by directing a request to Goodrich Corporation, Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina 28217, c/o Secretary.

Participants in the Solicitation

Goodrich and UTC and each of their executive officers and directors may be deemed to be participants in the solicitation of proxies from Goodrich’s stockholders in favor of the proposed transaction. Information about the directors and executive officers of UTC is set forth in its proxy statement for its 2011 Annual Meeting of Shareholders, which was filed with the SEC on February 25, 2011. Information about the directors and executive officers of Goodrich is set forth in its proxy statement for its 2011 Annual Meeting of Shareholders, which was filed with the SEC on March 10, 2011. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the transaction when it becomes available.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, among United Technologies Corporation, Charlotte Lucas Corporation, and Goodrich Corporation, dated as of September 21, 2011.

99.1	Joint Press Release, dated September 21, 2011, issued by United Technologies Corporation and Goodrich Corporation.

99.2	Investor Presentation, dated September 22, 2011.

99.3	Transcript, dated September 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 22nd day of September, 2011.

UNITED TECHNOLOGIES CORPORATION

By:	/s/ Kathleen M. Hopko
	Name:	Kathleen M. Hopko
	Title:	Vice President, Secretary and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger, among United Technologies Corporation, Charlotte Lucas Corporation, and Goodrich Corporation, dated as of September 21, 2011.

Exhibit 99.1	Joint Press Release, dated September 21, 2011, issued by United Technologies Corporation and Goodrich Corporation.

Exhibit 99.2	Investor Presentation, dated September 22, 2011.

Exhibit 99.3	Transcript, dated September 22, 2011.